UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2012

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL		32821
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements for Executive Officers

In December 2011, the Compensation Policy Committee (the “Committee”) of the Board of Directors (the “Board”) of Marriott Vacations Worldwide Corporation (the “Company”) approved the grant of certain awards under the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan (the “Plan”) to a group of employees, including the named executive officers. The awards approved for the named executive officers included grants of restricted stock units (“RSUs”), stock appreciation rights (“SARs”) and performance-based stock units (“Performance Units”). The RSUs and the SARs were granted on December 15, 2011 and the Committee indicated its intention to grant the Performance Units during the first quarter of 2012 upon finalization of the terms and performance criteria applicable to the Performance Units.

On March 12, 2012, the Committee approved the performance criteria to be applied to the Performance Units and a form of award agreement (the “Award Agreement”) for use in connection with grants of Performance Units under the Plan and authorized the grant of Performance Units to the named executive officers with a fair value, as of the grant date, equal to 30% of the aggregate value of the awards approved for issuance to each such officer by the Committee at its December 5, 2011 meeting. Performance Units represent the right to receive shares of the Company’s common stock at the end of the performance period beginning on December 31, 2011 and ending on January 2, 2015 (the “Performance Period”) in an amount determined based on the Company’s cumulative achievement over the Performance Period with respect to two performance objectives: Adjusted EBITDA and Return on Invested Capital (as those terms are defined in the Award Agreement); provided, that Performance Units will not vest if the grantee does not continue to be an active employee of the Company during the entire period from the grant date through the Performance Period or engages in competition (as defined in the Plan) or acts that are or potentially are injurious to the Company’s operations, financial condition or business reputation. The Award Agreement prohibits grantees from soliciting any Company employee to leave employment with the Company during the period from the grant date until the first anniversary of the termination of the grantee’s employment for any reason. The foregoing description of the Award Agreement is qualified in its entirety by reference to the full text of the form of award agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Performance Units were granted on March 16, 2012. The number of Performance Units actually earned will be determined following the end of the Performance Period and shall be equal to 50% of the granted number of Performance Units multiplied by a percentage corresponding to the achievement level of the Adjusted EBITDA performance objective plus 50% of the granted number of Performance Units multiplied by a percentage corresponding to the achievement level of the Return on Invested Capital performance objective.

Change in Control Severance Plan

On March 13, 2012, the Board, upon recommendation of the Committee, adopted the Marriott Vacations Worldwide Corporation Change in Control Severance Plan and the form of Participation Agreement (a “Participation Agreement”) for Change in Control Severance Plan (together, the “Change in Control Plan”). Adoption of the Change in Control Plan is intended to maximize shareholder value by retaining key executives through the closing of a Change in Control (as defined in the Change in Control Plan) and to motivate executives to drive business success independent of the possible occurrence of a Change in Control.

Under the terms of the Change in Control Plan, and subject to the conditions thereof, an executive of the Company who is eligible to, and does, execute a Participation Agreement (a “Participating Executive”) will receive severance benefits if his or her employment is terminated involuntarily by the Company or any of its affiliates, other than due to Cause, Total Disability (as those terms are defined in the Change in Control Plan), or death, or is terminated by the Participating Executive for Good Reason (as defined in the Change in Control Plan), in each case, within two years following a Change in Control of the Company (a “Termination”). Provided that a Participating Executive executes a waiver and release of claims in favor of the Company, the Participating Executive will be entitled to the following severance benefits: (1) a cash severance payment, payable in a lump sum, equal to two times (or three times, in the case of the President and Chief Executive Officer of the Company) the sum of the Participating Executive’s Base Salary and Target Bonus (as those terms are defined in the Change in Control Plan); (2) twenty-four months (or thirty-six months, in the case of the President and Chief Executive Officer of the Company) of Company-subsidized medical, dental and life-insurance coverage for such Participating Executive and such Participating Executive’s spouse and dependents, at the same benefit level as provided to the Participating Executive immediately prior to the Change in Control, or the cash equivalent of the present value of such coverage; (3) any unpaid Base Salary through the Termination date; (4) any unpaid bonus as of the Termination date for any previously-completed fiscal year; (5) a pro-rata bonus for the fiscal year in which the Participating Executive’s employment is terminated; and (6) reimbursement of any unreimbursed expenses properly incurred. Each of our named executive officers is eligible to execute a Participation Agreement, although no Participation Agreements have been entered into as of the date of this Report.

In addition to receipt of the severance benefits listed above, upon Termination, the Participating Executive’s stock options and other equity-related compensation shall be treated as follows: (1) all restricted stock, RSUs or other share-based awards in a form substantially similar to restricted stock or RSUs shall become fully vested as of the Termination date; (2) all unvested or unexercisable options, SARs or other share-based awards in a form substantially similar to options or SARs shall become fully vested and exercisable until the earlier of the end of (a) their original term or (b) 12 months (or in the case of certain approved retirees, five years) following the Termination date; and (3) all of the Participating Executive’s other cash performance-based awards or other share-based awards subject to performance-based vesting criteria shall be deemed to be fully vested as of the Termination date, and shall be paid immediately thereafter based on a presumed achievement of target levels of performance.

Any payment otherwise due under the Change in Control Plan shall be reduced if necessary so that the payment will not constitute a “parachute payment” under Section 280G of the Internal Revenue Code. The Change in Control Plan does not provide for a gross-up of excise taxes on such “parachute payments.”

The foregoing description of the Change in Control Plan is qualified in its entirety by reference to the full text of the Change in Control Plan and the form of Participation Agreement, which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

2012 Bonus Plan

On March 12, 2012, the Committee adopted a bonus plan for 2012 for the Company’s executive officers (the “Bonus Plan”), which is intended to reward executives for achievement by the Company of pre-established financial objectives, including Adjusted EBITDA and Development Margin (as those terms are defined in the Bonus Plan) (the “Financial Performance Measures”). The participants may also be rewarded under the 2012 Bonus Plan based on their respective individual performance as well as based on measures of the Company’s operational performance, such as customer satisfaction and associate engagement.

Individual award amounts under the Bonus Plan will be limited to the shareholder-approved maximum of $4 million per individual as provided in the Marriott Vacations Worldwide Cash and Stock Incentive Plan. These limits establish the maximum annual incentive awards that can be paid, though the Committee retains discretion to pay lesser amounts.

In addition, the amount of any awards under the Bonus Plan earned by the Company’s named executive officers as of the close of the 2012 taxable year will be contingent upon a compensation formula based on Adjusted EBITDA. Under the formula used to establish the award pool, the maximum amount that can be paid to executive officers covered by the compensation formula as a group will be five percent of the Company’s Adjusted EBITDA for the fiscal year ended December 28, 2012. The maximum award for the Chief Executive Officer will be equal to 40 percent of this pool, and the maximum award that may be paid to each of the remaining named executive officers covered by the compensation formula will be 15 percent of the pool.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit 10.1	Form of Performance Unit Award Agreement – Marriott Vacations Worldwide Corporation Stock And Cash Incentive Plan.

Exhibit 10.2	Marriott Vacations Worldwide Corporation Change in Control Severance Plan

Exhibit 10.3	Form of Participation Agreement for Change in Control Severance Plan – Marriott Vacations Worldwide Corporation Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: March 16, 2012	By:	/s/ James H Hunter, IV
	Name:	James H Hunter, IV
	Title:	Executive Vice President, General Counsel and Secretary

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit 10.1	Form of Performance Unit Award Agreement – Marriott Vacations Worldwide Corporation Stock And Cash Incentive Plan.

Exhibit 10.2	Marriott Vacations Worldwide Corporation Change in Control Severance Plan

Exhibit 10.3	Form of Participation Agreement for Change in Control Severance Plan – Marriott Vacations Worldwide Corporation Change in Control Severance Plan

4